POLAR MOLECULAR CORPORATION
                1997 EMPLOYEES' INCENTIVE STOCK OPTION PLAN

1.   Purpose. The purpose of the POLAR MOLECULAR CORPORATION 1997
EMPLOYEES' INCENTIVE STOCK OPTION PLAN (the "Plan") is to promote the interests of POLAR MOLECULAR CORPORATION (the "Company") by affording an incentive to certain key officers and management employees to remain in the employ of the Company and to use their best efforts on an ongoing basis over a lengthy period of time on behalf of the Company; and to further aid the Company in attracting, maintaining and developing management personnel of a caliber required to ensure the Company's continued success, by offering such current and prospective officers and employees an opportunity to acquire or increase a proprietary interest in the Company through the grant of options to such individuals to purchase the Company's common stock ("Options"), pursuant to the terms of the Plan.

2.   Shares Subject to Plan.

         a. The shares to be delivered upon the exercise of Options granted under this Plan shall be made available, at the discretion of the Company's Board of Directors, from the authorized but unissued shares of the Company's common stock ("Stock").

         b. Subject to adjustments made pursuant to Section 14 hereof, the aggregate number of shares which may be issued upon exercise of all Options to be granted under the Plan shall not exceed 1,500,000 shares of Stock.

         c. In the event that any Option granted under the Plan shall expire, terminate or lapse without being exercised in full, the shares theretofore subject to such expired, terminated or lapsed Option shall become available for further grants of Options without any requirement to increase the aggregate number of shares authorized for grant of Options under the Plan.

         d. More than one Option may be granted to any Optionee (as hereinafter defined) under the Plan.

3.   Option Agreements.

         a. Each Option under the Plan shall be evidenced by an Option Agreement, in the form of a letter of grant or otherwise, which shall be signed by an officer of the Company and by the employee, which shall contain such provisions as may be approved by the Committee (as defined in Section
4). Upon counter-execution of the Option Agreement, an employee to whom a grant of Option shall have been made shall become an optionee and hold such Options ("Optionee").

         b. The Option Agreements shall constitute binding contracts between the Company and the Optionee, and every Optionee shall, upon acceptance of such Option Agreement, be bound by the terms of this Plan and of the Option Agreement.





         c. The terms of the Option Agreement shall be in accordance with the Plan, but may include additional provisions and restrictions which are not inconsistent with the Plan.

4. Administration. The Company's Board of Directors shall appoint a stock Option plan committee (the "Committee") to administer the Plan, which shall consist of three persons to serve at the pleasure of the Board of Directors. The Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. Subject to the terms, provisions and conditions of the Plan, the Committee shall have the power and authority (i) to select the key employees to whom Options shall be granted, (ii) to determine the number of shares subject to each Option, (iii) to determine the time or times when Options will be granted, (iv) to determine the Option exercise price of the shares subject to each Option, (v) to determine the time or times when each Option may be exercised, including the expiration date thereof (the "Expiration Date"), (vi) to fix such other provisions of the Option Agreement with any Optionee which the Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons, including any Optionee, and the Board of Directors shall place into effect the determinations of the Committee.

5. Eligibility. Key employees of the Company, including officers and directors who are salaried employees, shall be eligible to receive Options. The fact that an employee has been granted an Option under this Plan, subject to certain time or times when any Option may be exercised, shall not in any way affect, limit or qualify the right of the Company to terminate the employment of such employee at any time. The existence of this Plan does not limit the Company's right and power to grant Options not under this Plan for any lawful corporate purpose, including grant of Options to key employees. Key employees to whom Options shall be grantable under this Plan shall be selected by the Committee, at the Committee's sole discretion, based upon the benefits the Company has received or hopes to receive from the contribution of the Optionee(s).

6. Option Exercise Price. The price at which shares of stock may be purchased under an Option granted pursuant to this Plan shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of such shares on the date that the Option is granted by the Committee. The fair market value of such shares shall be the last sale price on the date prior to the date on which any Option is granted, at any time when the price of the Company's shares is quoted or listed by any electronic service of the National Association of Securities Dealers or any national or regional stock market recognized as a self regulatory organization by the Securities and Exchange Commission. In the event that the Company's shares are not so listed or quoted, the fair market value of such shares shall be determined by the Committee, in accordance with procedures established by the Committee. For the purposes of this Plan, the fair market value of shares subject to Options shall, upon the good faith determination of the Committee, be deemed conclusive. The Option exercise price shall be subject to adjustments in accordance with the provisions of Section 13 herein.


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7.   Vesting and Termination of Employment.

         a. The rights of the Optionee under each Option granted pursuant to the Plan shall be 100% vested as of the date of grant, but shall be exercisable only in accordance with Section 8 hereof.

         b. Upon termination of employment for any reason, including death,

              i. If the Optionee was not entitled to exercise the Option on the effective date of termination prior to the effective time thereof, such Option shall lapse and terminate immediately.

              ii. If the Optionee was then entitled to exercise the Option, that portion of his or her Option which remained unexercised as of the effective date of termination shall lapse and terminate if not exercised by the earlier of:

                   (1) The Expiration Date of the Option, at which time the unexercised portion of the Option shall lapse and terminate if not theretofore properly exercised; or

                   (2) Ninety (90) days after the occurrence of a Liquidity Event (defined by Section 8, below), at which time the unexercised portion of the Option shall lapse and terminate if not theretofore properly exercised; or

                   (3) Ninety (90) days after his or her termination of employment, at which time the unexercised portion of the Option shall lapse and terminate if not theretofore properly exercised;

In any case where an Optionee is subject to the annual $100,000 limitation described in Section 10 below, and his rights would otherwise expire under
Section 7(b)(ii)(2) or (3), his or her Option(s) shall nevertheless remain outstanding until three (3) months after Optionee is first entitled to exercise each $100,000 annual installment thereunder, at which time that portion of the Option relating to the unexercised annual installment shall lapse and terminate if not theretofore properly exercised. Notwithstanding anything herein, however, no Option shall be exercisable after such Option would terminate under the terms of the Option Agreement, regardless of continued employment of the Optionee.

8.   Exercise of Options.

         a. The period during which each Option may be exercised shall be fixed by the Committee at the time the Option is granted, but such exercise period shall expire not later than ten (10) years from the date the Option is granted.



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         b. Each Option granted under the Plan shall, following the occurrence of a Liquidity Event, as herein defined, immediately become exercisable. The following shall constitute "Liquidity Events:"

              i. An initial public offering by the Company;

              ii. The sale of at least a majority of the then issued and outstanding shares of the Company by the Company; or

              iii. A merger or reorganization of the Company in which the Company is not the surviving entity.


         c. No shares shall be delivered pursuant to any exercise of any Option until the requirements of law and regulation deemed applicable thereto by the Committee shall have been satisfied and full payment thereof in good United States funds shall have been tendered to and received by the Company. No Optionee or his or her legal representative, legatee or distributee, shall be deemed to hold any shares subject to any Option unless and until the certificate(s) for the same shall have been issued at the direction of the Committee.

9. Ten Percent Owners. Notwithstanding the provisions of Section 5 above, the following terms and conditions shall apply to Options granted hereunder to a "10 percent owner." For this purpose a "10 percent owner" shall mean an Optionee who, at the date of grant of any Option, owns stock representing more than ten percent (10%) of the total aggregate number of shares of all classes of the Company's stock, or of any subsidiary thereof. With respect to a 10 percent owner:

         a. The price at which the shares of stock may be purchased under an Option granted pursuant to this Plan shall be not less than 110% of the fair market value thereof on the date of grant, determined in the manner prescribed in Section 6 above; and

         b. The period during which any such Option may be exercised, to be fixed by the Committee pursuant to Section 4 above, shall expire not later than five (5) years from the date the Option shall have been granted.


10. Annual Limit on Grant and Exercise. Options shall not be granted to any Optionee pursuant to this Plan, the effect of which would be to permit such person in any calendar year to have the first right to exercise Options to purchase shares having a fair market value in excess of $ 100,000 as of the date of grant. An Optionee hereunder may exercise Options for the purchase of shares valued in excess of $ 100,000 (determined at the date of grant) in any calendar year, but only if the right to exercise these Options shall have first become available in prior calendar years.

11. Other Terms and Conditions. Any Option granted hereunder may contain additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which together with the terms of the Plan, shall constitute the Option as an "Incentive



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Stock Option" within the meaning of Section 422A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

12. Transferabili1y of Options. An Option granted under the Plan may not be transferred except by will or the laws of descent or distribution, and during the lifetime of the employee to whom granted may be exercised only by that employee.

13. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan, the number of shares under all Options, and the identity of the issuer, shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such Option. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business assets or any security of the Company, including its stock. No grant of any Option under this Plan shall have the effect of giving any holder of such Option any pre-emptive right to maintain the percentage interest in share ownership of the Company reflected by the underlying Shares.

14. Amendments, Suspension or Termination of the Plan. The Board of Directors of the Company shall have the right, at any time, to amend, suspend, or terminate the Plan in any respect which it considers to be in the best interest of the Company, provided, however, that no amendments shall be made in the Plan which:

         a. Alter the rights of any Optionee, without such Optionee's written consent, with respect to any Option theretofore not terminated in accordance with its terms or the terms of the Plan, whether or not the same shall then be currently exercisable;

         b. Alter the termination date of any Options theretofore granted under the Plan, to the effect that had such termination date been stated at the date of grant, such termination date would have exceeded the permissible term of such Options under the Plan;

         c. Alter the exercise price of any Options theretofore granted under the Plan, to the effect that had such exercise price been stated at the date of grant, such exercise price would have been less than the applicable minimum exercise price for Options granted on such date under the Plan;

         d. Alter the provisions applicable to the grant of Options in excess of $100,000 in fair market value initially exercisable in any one calendar year; or

         e. Extend the termination date of the Plan.



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15. Effective Date, Term of Plan and Approval. The Plan has been adopted by the Board of Directors as of December 31, 1997, and the Plan and all theretofore granted Options under the Plan shall be effective only upon approval thereof at the next annual meeting of the Company's shareholders. The Plan will terminate on December 31, 2006, and no Options shall be granted after such date, unless the Plan is earlier terminated by the Company's Board of Directors. Any Option granted prior to the termination of the Plan is exercisable in accordance with its terms as set forth herein and in the Option Agreement applicable thereto. The Plan and all Options granted pursuant to the Plan are subject to all requirements of law and regulation under the laws of the State of Colorado and the United States of America. Notwithstanding any other provision of the Plan or the Option Agreement applicable to any grant of Options under the Plan, no Optionee or holder of an Option shall be entitled to exercise any Option if such exercise or the issuance of shares in respect thereof would constituted a violation by the holder or the Company of any provision of law or regulation.

Dated: December 31, 1997                      POLAR MOLECULAR CORPORATION

                                              By:  /s/ Mark L. Nelson
                                                  --------------------------
                                                  Mark L. Nelson, President


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